SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)(c) Boston Communications Group, Inc. announced that Ersin Galioglu has been appointed Executive Vice President and Chief Operating Officer. Mr. Galioglu currently serves as Vice President and General Manager of the company’s Real-Time Billing and Network service, a role he was promoted to in 2005.

Mr. Galioglu was previously responsible for overseeing the evolution and delivery of bcgi’s billing technologies to deliver prepaid and converged billing services for wireless operators. Mr. Galioglu also headed up the development of bcgi’s enabling network technologies, including IN Session Control. Mr. Galioglu joined bcgi in 1997 as a financial analyst and held various management roles in the finance organization before being promoted to vice president of finance and business analytics in 2004. Mr. Galioglu holds a bachelor’s degree in engineering from Istanbul Technical University, an MBA in finance from Bentley College and a Master of Science in telecommunications from Boston University.

Fritz von Mering, the Company’s Executive Vice President and Chief Operating Officer, will no longer serve in this role. Mr. von Mering will stay on for an indefinite period of time to assist in the transition and will also remain as a member of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Paul Tobin
Paul Tobin
Acting President and Chief Executive Officer